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                                                                       EX-99.B5B
                       INVESTMENT SUB-ADVISORY AGREEMENT


         AGREEMENT executed as of December 31, 1992 by and between LaSalle Street Capital Management, Ltd., a registered investment advisor (the Advisor") and ABN de Neuflize International Investment Advisory Company B.V., a Netherlands company and registered investment advisor (the "Sub-Advisor").

         WHEREAS, the Advisor is the investment manager (the "Advisor") for Rembrandt Funds (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Advisor desires to retain the Sub-Advisor as its agent to furnish investment advisory services for the Global Fixed Income Fund, International Equity Fund, TransEurope Fund and Asian Tigers Fund, diversified investment portfolios of the Trust (the "Funds").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.     Appointment.     The Advisor hereby appoints the Sub-Advisor to
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provide certain investment sub-advisory services to the Funds for the period and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.     Delivery of Documents.    The Advisor has furnished the Sub-Advisor
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with copies of each of the following:

                  (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on September 18, 1992, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b)   the Trust's By-Laws and all amendments thereto;

                  (c) the resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Advisor and approving this Agreement;

                  (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission (the "SEC") on October 2, 1992, and all amendments thereto;

                  (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the SEC
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and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund;

            (f) the Trust's most recent prospectuses and Statement of Additional Information for the Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectuses"); and

            (g) any other information reasonably needed by the Sub-Adviso to satisfy its obligations under this Agreement.

                  The Advisor will furnish the Sub-Advisor from time to time with copies of all amendments of or supplements to the foregoing.

     3.     Management.   Subject always to the supervision of the Trust's
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Board of Trustees and the Advisor, the Sub-Advisor will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, all on behalf of the Funds. In the performance of its duties the Sub-Advisor will satisfy its fiduciary duties to the Funds (as set forth in Section 8 below), and will monitor the Funds' investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds. The Sub-Advisor and the Advisor will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. The Sub- Advisor shall also make itself reasonably available to the Board of Trustees of the Trust at such times as the Board of Trustees shall request.

            The Sub-Advisor represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it:

            (a) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

            (b) will place orders pursuant to its investment determinations for each of the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Advisor will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Advisor with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Advisor, the Sub-Advisor, Rembrandt Financial Services Company or any affiliated person of either the Trust, the Advisor, Rembrandt Financial Services

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Company or the Sub-Advisor, except as may be permitted under the 1940 Act;

            (c) will report regularly to the Advisor and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Advisor and the Board of Trustees of the Trust the management of each of the Funds, including, without limitation, review of the general investment strategy of each of the Funds, the performance of each of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Advisor;

            (d) will maintain books and records with respect to the Trust's securities transactions which it has affected and will furnish the Advisor and the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees or the Advisor may request;

            (e) will act upon instructions from the Advisor not inconsistent with the fiduciary duties hereunder; and

            (f) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Advisor, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not by withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceeding for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         The Sub-Advisor shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of each of the Funds.

     4.     Books and Records.   In compliance with the requirements of
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Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     5.     Expenses.   During the term of this Agreement, the Sub-Advisor will
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pay all expenses incurred by it in connection with its activities under this
Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

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     6.     Compensation.   For the services provided and the expenses assumed
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pursuant to this Agreement, the Advisor will pay the Sub-Advisor, and the
Sub-Advisor agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable quarterly, in accordance with Schedule A hereto. If
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the Advisor is required, under its Advisory Agreement with the Trust, to reduce its fees for any of the Funds because of excess expenses, the Sub-Advisor shall reduce its fees by an amount equal to one-half of the amount by which the Advisor reduced its fees. In addition, from time to time, the Sub- Advisor or may voluntarily agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

     7.     Services to Others.   The Advisor understands, and has advised the
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Trust's Board of Trustees, that the Sub-Advisor now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies, provided, however, that the Sub-Advisor shall not provide advisory or sub-advisory services to any bank-advised investment company without the express written consent of the Advisor, which will not be unreasonably withheld. With the exception previously noted, the Advisor has no objection to the Sub-Advisor's acts in such capacities, provided that the services to the Funds are not impaired thereby and that whenever the Fund and one or more other investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will by allocated in accordance with a formula believed by the Sub-Advisor to be equitable to each company. The Advisor recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, the Advisor understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Advisor to assist in the Sub- Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub- Advisor or any of its affiliates to engage in and devote time and attention to other businesses or to render services or whatever kind or nature.

     8.     Limitation of Liability.   The Advisor will not take any action
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against the Sub-Advisor to hold the Sub-Advisor liable for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with the performance of the Sub-Advisor's duties under this Agreement, except a loss resulting from the Sub-Advisor's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

     9.     Indemnification.   The Advisor and the Sub-Advisor each agree to
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indemnify the other against any claim against, loss or liability to such other party (including reasonable attorney's fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

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     10.   Duration and Termination.   This Agreement will become effective as
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to each of the Funds on the first day each Fund's shares are offered to the public provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for one year.

     Thereafter, if not terminated, this Agreement will continue in effect for the Fund for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that
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such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub- Advisor, or the Advisor, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of the Fund. Notwithstanding the forgoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty (60) days' written notice by the Advisor or by the Sub-Advisor. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

     This Agreement will terminate automatically if the advisory agreement between the Fund and the Advisor is terminated.

     11.   Amendment of this Agreement.   No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12.   Miscellaneous.   The captions in this Agreement are included for
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convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the state of Illinois.

     The name "Rembrandt Funds" and "Trustees of Rembrandt Funds" refers respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Rembrandt Funds"

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entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                               LaSalle Street Capital Management, Ltd.

                               By: /s/ Jan B. Persson
                                  -----------------------------------------
                               Name: Jan B. Persson, CFA
                                    ---------------------------------------
                               Title: President
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                               ABN de Neuflize International Investment Advisory
                               Company B.V.

                               By: /s/ R. Vander Graaf /s/ M.T.I. Jongmans
                                  -----------------------------------------
                               Name: R. Vander Graaf, M.T.I. Jongmans
                                    ---------------------------------------
                               Title: Director, Director
                                     --------------------------------------


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                                  Schedule A
                                      to
                       Investment Sub-Advisory Agreement
                                     dated
                               December 31, 1992



  The Advisor shall pay to the Sub-Advisor compensation at an annual rate as follows:

                  Portfolio                        Fee(in basis points)

         Global Fixed Income Fund                           40
         International Equity Fund                          50
         TransEurope Fund                                   50
         Asian Tigers Fund                                  50
         Latin America Equity Fund                          50


                               LaSalle Street Capital Management, Ltd.

                               By: /s/ Jan B. Persson
                                  -----------------------------------------
                               Name: Jan B. Persson, CFA
                                    ---------------------------------------
                               Title: President
                                     --------------------------------------

                               ABN de Neuflize International Investment Advisory Company B.V.

                               By: /s/ R. Vander Graaf  /s/ M.T.I. Jongmans
                                  -----------------------------------------
                               Name: R. Vander Graaf, M.T.I. Jongmans
                                    ---------------------------------------
                               Title: director,  director
                                     --------------------------------------